Exhibit 99.1

Infinera Corporation Reports First Quarter 2016 Financial Results

Sunnyvale, Calif., April 27, 2016 - Infinera Corporation (NASDAQ: INFN), provider of Intelligent Transport Networks, today released financial results for the first quarter of 2016 ended March 26, 2016.

GAAP revenue for the quarter was $244.8 million compared to $260.0 million in the fourth quarter of 2015 and $186.9 million in the first quarter of 2015.

GAAP gross margin for the quarter was 47.5% compared to 44.5% in the fourth quarter of 2015 and 47.2% in the first quarter of 2015. GAAP operating margin for the quarter was 6.1% compared to 5.3% in the fourth quarter of 2015 and 8.1% in the first quarter of 2015.

GAAP net income for the quarter was $12.0 million, or $0.08 per diluted share, compared to $12.6 million, or $0.08 per diluted share, in the fourth quarter of 2015, and $12.4 million, or $0.09 per diluted share, in the first quarter of 2015.

Non-GAAP revenue for the quarter was $245.0 million compared to $260.6 million in the fourth quarter of 2015 and $186.9 million in the first quarter of 2015.

Non-GAAP gross margin for the quarter was 50.2% compared to 48.3% in the fourth quarter of 2015 and 47.8% in the first quarter of 2015. Non-GAAP operating margin for the quarter was 12.3% compared to 12.7% in the fourth quarter of 2015 and 12.2% in the first quarter of 2015.

Non-GAAP net income for the quarter was $28.0 million, or $0.19 per diluted share, compared to $32.0 million, or $0.21 per diluted share, in the fourth quarter of 2015, and $22.1 million, or $0.16 per diluted share, in the first quarter of 2015.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“We continued to execute well in the first quarter, winning deals across our product portfolio and delivering strong financial results,” said Tom Fallon, Infinera’s Chief Executive Officer. “Responding to ongoing growth in bandwidth demand, customers are increasingly turning to Infinera to address the advanced scalability and efficiency required to operate their networks. By continuing to deliver the most innovative solutions and the Infinera Experience to our customers, I am confident that we will continue to gain market share across the end-to-end optical transport market and generate outstanding bottom line results.”

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its first quarter 2016 results and its outlook for the second quarter of 2016 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and simplify optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at blog.infinera.com.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to continue to address the advanced scalability and efficiency required to operate its customer's networks; and Infinera’s ability to continue to gain market share across the end-to-end optical transport market and generate outstanding bottom line results. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include delays in the development and introduction of new products or updates to existing products and market acceptance of these products; Infinera’s ability to successfully integrate the Infinera and Transmode businesses; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; Infinera’s reliance on single-source suppliers; aggressive business tactics by Infinera’s competitors; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; global macroeconomic conditions; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Annual Report on Form 10-K for the year ended on December 26, 2015 as filed with the SEC on February 23, 2016, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, and amortization of debt discount on Infinera’s convertible senior notes. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income, basic and diluted net income per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its first quarter 2016 results, including an estimate of certain non-GAAP financial measures for the second quarter of 2016 that excludes non-cash stock-based compensation expenses, acquisition-related costs, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 26, 2016	March 28, 2015
Revenue:
Product	$216,082	$160,843
Services	28,736	26,019
Total revenue	244,818	186,862
Cost of revenue:
Cost of product	118,062	89,506
Cost of services	10,418	9,244
Total cost of revenue	128,480	98,750
Gross profit	116,338	88,112
Operating expenses:
Research and development	54,145	39,257
Sales and marketing	30,009	21,042
General and administrative	17,313	12,656
Total operating expenses	101,467	72,955
Income from operations	14,871	15,157
Other income (expense), net:
Interest income	522	414
Interest expense	(3,155)	(2,890)
Other gain (loss), net:	(214)	301
Total other income (expense), net	(2,847)	(2,175)
Income before income taxes	12,024	12,982
Provision for income taxes	216	616
Net income	11,808	12,366
Less: Net loss attributable to noncontrolling interest	(207)	—
Net income attributable to Infinera Corporation	$12,015	$12,366
Net income per common share attributable to Infinera Corporation:
Basic	$0.09	$0.10
Diluted	$0.08	$0.09
Weighted average shares used in computing net income per common share:
Basic	140,805	127,840
Diluted	146,880	137,304

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 26, 2016		December 26, 2015		March 28, 2015
Reconciliation of Revenue:
U.S. GAAP as reported	$244,818		$260,034		$186,862
Acquisition-related deferred revenue adjustment(1)	226		605		—
Non-GAAP as adjusted	$245,044		$260,639		$186,862

Reconciliation of Gross Profit:
U.S. GAAP as reported	$116,338	47.5%	$115,764	44.5%	$88,112	47.2%
Stock-based compensation(2)	1,532		1,733		1,243
Acquisition-related deferred revenue adjustment(1)	226		605		—
Amortization of acquired intangible assets(3)	4,870		4,640		—
Acquisition-related inventory step-up expense(4)	—		3,090		—
Acquisition-related costs(5)	39		39		—
Non-GAAP as adjusted	$123,005	50.2%	$125,871	48.3%	$89,355	47.8%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$101,467		$101,975		$72,955
Stock-based compensation(2)	6,455		6,979		5,965
Amortization of acquired intangible assets(3)	1,632		1,656		—
Acquisition-related costs(5)	488		565		462
Non-GAAP as adjusted	$92,892		$92,775		$66,528

Reconciliation of Income from Operations:
U.S. GAAP as reported	$14,871	6.1%	$13,789	5.3%	$15,157	8.1%
Stock-based compensation(2)	7,987		8,712		7,208
Acquisition-related deferred revenue adjustment(1)	226		605		—
Amortization of acquired intangible assets(3)	6,502		6,296		—
Acquisition-related inventory step-up expense(4)	—		3,090		—
Acquisition-related costs(5)	527		604		462
Non-GAAP as adjusted	$30,113	12.3%	$33,096	12.7%	$22,827	12.2%

Reconciliation of Net Income Attributable to Infinera Corporation:
U.S. GAAP as reported	$12,015		$12,631		$12,366
Stock-based compensation(2)	7,987		8,712		7,208
Acquisition-related deferred revenue adjustment(1)	226		605		—
Amortization of acquired intangible assets(3)	6,502		6,296		—
Acquisition-related inventory step-up expense(4)	—		3,090		—
Acquisition-related costs(5)	527		604		462
Amortization of debt discount(6)	2,274		2,217		2,057
Income tax effects(7)	(1,502)		(2,197)		—
Non-GAAP as adjusted	$28,029		$31,958		$22,093

	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015

Net Income per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$0.09	$0.09	$0.10
Non-GAAP as adjusted	$0.20	$0.23	$0.17
Net Income per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$0.08	$0.08	$0.09
Non-GAAP as adjusted	$0.19	$0.21	$0.16
Weighted Average Shares Used in Computing Net Income per Common Share:
Basic	140,805	140,015	127,840
Diluted	146,880	149,439	137,304
_____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015
Cost of revenue	$673	$665	$482
Research and development	2,321	2,872	2,578
Sales and marketing	2,235	2,159	1,721
General and administration	1,899	1,948	1,666
	7,128	7,644	6,447
Cost of revenue - amortization from balance sheet*	859	1,068	761
Total stock-based compensation expense	$7,987	$8,712	$7,208
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Business combination accounting principles require Infinera to measure acquired inventory at fair value as of the date of the acquisition. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustment to Infinera's cost of sales excludes the amortization of the step-up in carrying value for units sold in the quarter. Management believes the adjustment is useful to investors as an additional means to reflect cost of sales and gross margin trends of Infinera's business.

(5)
Acquisition-related costs related to Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments and acquisition related costs related to the Transmode acquisition.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	March 26, 2016	December 26, 2015
ASSETS
Current assets:
Cash and cash equivalents	$179,974	$149,101
Short-term investments	95,116	125,561
Accounts receivable, net of allowance for doubtful accounts of $630 in 2016 and $630 in 2015	184,309	186,243
Inventory	189,744	174,699
Prepaid expenses and other current assets	29,689	29,511
Total current assets	678,832	665,115
Property, plant and equipment, net	115,372	110,861
Intangible assets, net	151,311	156,319
Goodwill	193,498	191,560
Long-term investments	80,488	76,507
Cost-method investment	14,500	14,500
Long-term restricted cash	5,331	5,310
Other non-current assets	4,032	4,009
Total assets	$1,243,364	$1,224,181
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,035	$92,554
Accrued expenses	33,319	33,736
Accrued compensation and related benefits	34,572	49,887
Accrued warranty	17,663	17,889
Deferred revenue	48,285	42,977
Total current liabilities	216,874	237,043
Long-term debt	125,796	123,327
Accrued warranty, non-current	22,336	20,955
Deferred revenue, non-current	18,391	13,881
Deferred tax liability	35,436	35,731
Other long-term liabilities	18,528	16,183
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of March 26, 2016 and December 26, 2015
Issued and outstanding shares - 141,425 as of March 26, 2016 and 140,197 as of December 26, 2015	141	140
Additional paid-in capital	1,313,783	1,300,301
Accumulated other comprehensive income	4,774	1,123
Accumulated deficit	(527,398)	(539,413)
Total Infinera Corporation stockholders' equity	791,300	762,151
Noncontrolling interest	14,703	14,910
Total stockholders’ equity	806,003	777,061
Total liabilities and stockholders’ equity	$1,243,364	$1,224,181

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 26, 2016	March 28, 2015
Cash Flows from Operating Activities:
Net income	$11,808	$12,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,666	6,586
Amortization of debt discount and issuance costs	2,469	2,234
Amortization of premium on investments	481	954
Stock-based compensation expense	7,987	7,208
Other gain	—	(19)
Changes in assets and liabilities:
Accounts receivable	2,165	23,391
Inventory	(16,155)	(12,103)
Prepaid expenses and other assets	(274)	1,141
Accounts payable	(9,041)	(10,317)
Accrued liabilities and other expenses	(15,036)	(12,895)
Deferred revenue	9,776	2,797
Accrued warranty	1,133	(1,501)
Net cash provided by operating activities	9,979	19,842
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(37,393)	(80,022)
Proceeds from sales of available-for-sale investments	—	2,001
Proceeds from maturities of investments	63,759	91,280
Purchase of property and equipment	(10,844)	(7,367)
Change in restricted cash	(30)	352
Net cash provided by investing activities	15,492	6,244
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	7,787	10,131
Minimum tax withholding paid on behalf of employees for net share settlement	(2,444)	(3,950)
Net cash provided by financing activities	5,343	6,181
Effect of exchange rate changes on cash	59	(139)
Net change in cash and cash equivalents	30,873	32,128
Cash and cash equivalents at beginning of period	149,101	86,495
Cash and cash equivalents at end of period	$179,974	$118,623
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$1,554	$897
Cash paid for interest	$37	$—
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$1,409	$1,403

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q2'14	Q3'14	Q4'14	Q1'15	Q2'15	Q3'15	Q4'15	Q1'16
Revenue ($ Mil)	$165.4	$173.6	$186.3	$186.9	$207.3	$232.5	$260.0	$244.8
GAAP Gross Margin %	42.5%	43.4%	45.3%	47.2%	46.7%	44.2%	44.5%	47.5%
Non-GAAP Gross Margin %(1)	43.3%	44.2%	46.1%	47.8%	47.4%	47.5%	48.3%	50.2%
Revenue Composition:
Domestic %	82%	70%	58%	68%	75%	68%	62%	71%
International %	18%	30%	42%	32%	25%	32%	38%	29%
Customers >10% of Revenue	2	1	1	2	3	2	2	3
Cash Related Information:
Cash from Operations ($ Mil)	$10.3	$22.3	$18.7	$19.8	$55.0	$32.5	$25.8	$10.0
Capital Expenditures ($ Mil)	$4.4	$4.4	$8.8	$7.4	$8.7	$10.6	$15.3	$10.8
Depreciation & Amortization ($ Mil)	$6.5	$6.5	$6.6	$6.6	$6.3	$9.2	$13.7	$14.7
DSO’s	66	71	76	64	48	55	65	69
Inventory Metrics:
Raw Materials ($ Mil)	$11.2	$11.6	$15.2	$22.4	$30.2	$24.2	$27.9	$33.1
Work in Process ($ Mil)	$40.6	$44.4	$50.0	$45.9	$43.9	$48.5	$52.6	$59.4
Finished Goods ($ Mil)	$79.1	$74.8	$81.3	$88.9	$83.1	$97.2	$94.2	$97.2
Total Inventory ($ Mil)	$130.9	$130.8	$146.5	$157.2	$157.2	$169.9	$174.7	$189.7
Inventory Turns(2)	2.9	3.0	2.7	2.5	2.8	2.9	3.1	2.6
Worldwide Headcount	1,396	1,456	1,495	1,530	1,598	1,978	2,056	2,128

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.